Exhibit 4.2

CERTIFICATE AS TO ACTIONS TAKEN BY OFFICER
OF SOUTHERN CALIFORNIA EDISON COMPANY
Adopted March 21, 2017

RE:	CREATION AND ISSUANCE OF ONE NEW SERIES OF FIRST AND REFUNDING MORTGAGE BONDS

WHEREAS, by resolutions adopted on December 11, 2014 and December 9, 2015 entitled “Resolution Re: Financing Authorizations,” the Board of Directors of this corporation, and the Finance, Operations and Safety Oversight Committee of the Board of Directors of this corporation acting pursuant to authority delegated to it by such Board of Directors, respectively, delegated to the undersigned officer the authority to authorize and create an additional bonded indebtedness of this corporation to be represented by one new series of its First and Refunding Mortgage Bonds, Series 2017A (the “New Bonds”), and take all other actions necessary to create the New Bonds and cause the New Bonds to be issued, sold, and delivered;
NOW, THEREFORE, BE IT RESOLVED, that pursuant to the resolution and the Trust Indenture dated as of October 1, 1923, between this corporation and The Bank of New York Mellon Trust Company, N.A. (successor to Harris Trust and Savings Bank) and D. G. Donovan (successor to Pacific-Southwest Trust & Savings Bank), as Trustees, as amended and supplemented, including as supplemented or proposed to be supplemented by the One Hundred Thirty-Fifth Supplemental Indenture (the “Supplemental Indenture” and collectively, the “Trust Indenture”), the undersigned officer hereby executes and delivers this certificate and takes the actions set forth herein.
BE IT FURTHER RESOLVED, that the undersigned officer hereby authorizes and creates an authorized bonded indebtedness of this corporation in the initial aggregate principal amount of $700,000,000, which shall be an increase of, and in addition to, all presently existing authorized bonded indebtedness of this corporation, and which shall be represented by the New Bonds.
BE IT FURTHER RESOLVED, that the President or any Vice President and the Secretary or any Assistant Secretary of this corporation are authorized and directed, pursuant to the provisions of Section 1 of Article Two of the Trust Indenture, to sign and present to The Bank of New York Mellon Trust Company, N.A., as Trustee, a certificate stating that the authorized bonded indebtedness of this corporation has been so increased.
BE IT FURTHER RESOLVED, that each of the Chairman of the Board, the Chief Executive Officer, the President, the Senior Vice President and Chief Financial Officer, the Vice President and Treasurer, or any Assistant Treasurer, or any of them acting alone, is authorized and directed to execute and deliver the Supplemental Indenture, in such form as the officer acting may approve, such approval to be evidenced by the execution thereof, and to cause this corporation to perform all of its obligations under the Supplemental Indenture.
BE IT FURTHER RESOLVED, that, subject to the execution and delivery of the Supplemental Indenture, the New Bonds, to be issued under and secured by the Trust Indenture, are hereby created in the initial aggregate principal amount of $700,000,000, and the New Bonds are hereby designated as “First and Refunding Mortgage Bonds, Series 2017A, Due 2047”; the New Bonds shall be dated as of their date of issuance, shall mature on April 1, 2047 and shall bear interest from March 24, 2017, at the rate of 4.00% per annum on the principal amount thereof, payable semiannually on April 1 and October 1 of each year (each, a “Payment Date”); the principal of and premium, if any, and interest on the New Bonds shall be payable at the offices of The Bank of New York Mellon Trust Company, N.A., in Chicago, Illinois, or at such other agency or agencies as may be designated by this corporation; all principal, premium, if any, and interest shall be payable in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts; the New Bonds shall be transferable only on the books of this corporation at the places designated above for the payment of the principal of and premium, if any, and interest on the New Bonds, or at such other agency or agencies as may be designated by this corporation; the New Bonds shall be redeemable, at the option of this corporation, in whole or in part, in the manner set forth in the form of definitive Series 2017A Bonds set forth below; the New Bonds shall be issuable only as fully registered bonds, without coupons, in denominations of $1,000 and integral multiples of $1,000 in excess thereof; the definitive New Bonds shall be numbered from R-1 upward; and the definitive New Bonds, and the Certificate of Authentication to be endorsed upon each of the New Bonds, shall be substantially in the following form with such legends thereon and changes therein as may be deemed necessary or appropriate by the officer or officers executing the same, and the blanks therein to be properly filled:
(Form of Definitive Series 2017A Bond)

SOUTHERN CALIFORNIA EDISON COMPANY
First and Refunding Mortgage Bonds, Series 2017A, Due 2047

No. ____                                    $_____________

SOUTHERN CALIFORNIA EDISON COMPANY, a corporation organized and existing under and by virtue of the laws of the State of California (hereinafter called the “Company”), for value received, hereby promises to pay to _____________________, the registered owner hereof, the principal sum of $700,000,000 on April 1, 2047, and to pay interest on the unpaid principal amount hereof to the registered owner hereof from March 24, 2017, until said principal sum shall be paid, at the rate of 4.00% per annum, payable semiannually on April 1 and October 1 in each year, beginning October 1, 2017. Such interest shall be paid to the person in whose name this Bond is registered at the close of business on (1) the business day immediately preceding the interest payment date if this Bond is in book-entry only form, or (2) the 15th calendar day before each interest payment date if this Bond is not in book-entry only form. The amount of interest payable for any period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

The principal of and interest on this Bond are payable at the offices of The Bank of New York Mellon Trust Company, N.A., as Trustee, in Chicago, Illinois, or at such other agency or agencies as may be designated by the Company, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts.

This Bond is one of a series, designated as “Series 2017A, Due 2047,” of a duly authorized issue of bonds of the Company, known as its “First and Refunding Mortgage Bonds,” issued and to be issued in one or more series under and all equally and ratably secured by a Trust Indenture dated as of October 1, 1923, and indentures supplemental thereto, including the One Hundred Thirty-Fifth Supplemental Indenture, dated as of March 22, 2017, which have been duly executed, acknowledged and delivered by the Company to The Bank of New York Mellon Trust Company, N.A. and D. G. Donovan, or one of their predecessors, as Trustees, to which original indenture and indentures supplemental thereto (collectively, the “Trust Indenture”) reference is hereby made for a description of the property, rights and franchises thereby mortgaged and pledged, the nature and extent of the security thereby created, the rights of the holders of this Bond and of the Trustees in respect of such security, and the terms, restrictions and conditions upon which the bonds are issued and secured.

This Bond may be redeemed, in whole or in part, at the option of the Company, at any time prior to its maturity, after notice given in writing (including by facsimile transmission) to the registered owner hereof at the last address shown on the registry books of the Company, by the Company or The Bank of New York Mellon Trust Company, N.A., as Trustee, at least 30 days, but not more than 60 days, before the date fixed for redemption, at a redemption price equal to (a) if the date fixed for redemption is before October 1, 2046, the greater of (1) the principal amount redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest (excluding any interest accrued from the immediately preceding interest payment date to the date fixed for redemption) on the bonds being redeemed (assuming for such purpose that the bonds mature on October 1, 2046), discounted to the date fixed for redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 15 basis points, plus accrued and unpaid interest to the date fixed for redemption (assuming for such purpose that the bonds mature on October 1, 2046) and (b) if the date fixed for redemption is on or after October 1, 2046, 100 percent of the principal amount of the bonds being redeemed plus accrued and unpaid interest thereon to but excluding the date of redemption.

“Treasury Yield” means, for any date fixed for redemption, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the date fixed for redemption.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term to stated maturity of the bonds to be redeemed (assuming for such purpose that the bonds mature on October 1, 2046) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the bonds to be redeemed (assuming for such purpose that the bonds mature on October 1, 2046).

“Comparable Treasury Price” means, for any date fixed for redemption, the average of four Reference Treasury Dealer Quotations for the date fixed for redemption, after excluding the highest and lowest such Reference Treasury Dealer Quotations.

“Independent Investment Banker” means J.P. Morgan Securities LLC or its successor or, if such firm or its successor, as applicable, is unwilling or unable to select the Comparable Treasury Issue, one of the remaining Reference Treasury Dealers appointed by us.

“Reference Treasury Dealer” means (1) J.P. Morgan Securities, LLC, Mizuho Securities USA Inc., one Primary Treasury Dealer selected by SunTrust Robinson Humphrey, Inc., one Primary Treasury Dealer selected by U.S. Bancorp Investments, Inc. and any other primary U.S. Government securities dealer in the United States of America (a “Primary Treasury Dealer”) designated by, and not affiliated with, any of the foregoing or their successors, provided, however, that if any of the foregoing, or any of their designees, ceases to be a Primary Treasury Dealer, we will appoint another Primary Treasury Dealer as a substitute, and (2) any other Primary Treasury Dealer selected by us.

“Reference Treasury Dealer Quotations” means, for each Reference Treasury Dealer and any date fixed for redemption, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by the Reference Treasury Dealer at 5:00 p.m. New York City time on the third business day preceding the date fixed for redemption.

If the Company elects to redeem fewer than all the Series 2017A Bonds, The Bank of New York Mellon Trust Company, N.A., as Trustee, will select the particular bonds to be redeemed on a pro rata basis, by lot or by such other method of random selection, if any, that The Bank of New York Mellon Trust Company, N.A., as Trustee, deems fair and appropriate; provided, however, that as long as this Bond is held with a depositary, any such selection shall be in accordance with such depositary’s applicable procedures.

Any notice of redemption, at the Company’s option, may state that the redemption will be conditional upon receipt by the paying agent, on or prior to the date fixed for the redemption, of money sufficient to pay the principal of and premium, if any, and interest, if any, on the Series 2017A Bonds to be redeemed and that if the money has not been so received, the notice will be of no force and effect and the Company will not be required to redeem this Bond.

The Trust Indenture makes provision for a Special Trust Fund and permits the use of moneys therein for the purpose, among others, of redeeming or purchasing this Bond.

If default shall be made in the payment of any installment of principal of or interest on this Bond or in the performance or observance of any of the covenants and agreements contained in the Trust Indenture, and such default shall continue as provided in the Trust Indenture, then the principal of this Bond may be declared and become due and payable as provided in the Trust Indenture.

This Bond is transferable only on the books of the Company at any of the places designated above for the payment of the principal of and premium, if any, or interest on this Bond, or at such other agency or agencies as may be designated by the Company, by the registered owner or by an attorney of such owner duly authorized in writing, on surrender hereof properly endorsed, and upon such surrender hereof, and the payment of charges, a new registered bond or bonds of this series, of an equal aggregate principal amount, will be issued to the transferee in lieu hereof, as provided in the Trust Indenture.

The terms of the Trust Indenture may be modified as set forth in the Trust Indenture; provided, however, that, among other things, (1) the obligation of the Company to pay the principal of and premium, if any, and interest on all bonds outstanding under the Trust Indenture, as at the time in effect, shall continue unimpaired, (2) no modification shall give any of said bonds any preference over any other of said bonds, and (3) no modification shall authorize the creation of any lien prior to the lien of the Trust Indenture on any of the trust property.

No recourse shall be had for the payment of the principal of and premium, if any, or interest on this Bond, or any part thereof, or for or on account of the consideration herefor, or for any claim based hereon, or otherwise in respect hereof, or of the Trust Indenture, against any past, present or future stockholder, officer or director of the Company or of any predecessor or successor company, whether for amounts unpaid on stock subscriptions, or by virtue of any statue or constitution, or by the enforcement of any assessment or penalty, or because of any representation or inference arising from the capitalization of the Company or of such predecessor or successor company, or otherwise; all such liability being, by the acceptance hereof and as a part of the consideration for the issue hereof, expressly released.

This Bond shall not be valid or obligatory for any purpose until it shall have been authenticated by the execution of the certificate of authentication hereon of The Bank of New York Mellon Trust Company, N.A., as Trustee, or its successor in trust.

IN WITNESS WHEREOF, Southern California Edison Company has caused this Bond to be executed in its name by its President or one of its Vice Presidents and its corporate seal to be hereto affixed and attested by its Secretary or one of its Assistant Secretaries, as of March  2017, such execution and attestation to be by manual or facsimile signatures.

SOUTHERN CALIFORNIA EDISON COMPANY
ATTEST: ______________________	By: ___________________________
[Assistant] Secretary	[Vice] President

(Form of Certificate of Authentication for all Series 2017A Bonds)

Trustee’s Certificate

This is to certify that this Bond is one of the Bonds, of the series designated therein, described and referred to in the Trust Indenture within mentioned.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., TRUSTEE

By _________________________________
[Authorized Agent]

(End of Form of Series 2017A Bond)

BE IT FURTHER RESOLVED, that New Bonds need not be issued at the same time and such series may be reopened at any time, without notice to, or the consent of, any then-existing holder or holders of any New Bonds, for issuances of additional New Bonds in an unlimited principal amount; and any such additional New Bonds will have the same interest rate, maturity and other terms as those initially issued, except for payment of interest accruing prior to the original issue date of such additional New Bonds and, if applicable, for the first interest payment date following such original issue date.

BE IT FURTHER RESOLVED, that pursuant to the Trust Indenture, as in effect following due execution and delivery of the Supplemental Indenture, the President or any Vice President and the Secretary or any Assistant Secretary of this corporation are authorized and directed, for and in the name and on behalf of this corporation and under its corporate seal (which seal may be either impressed, printed, lithographed or engraved thereon), to execute (which execution may be by a facsimile signature) and to deliver the New Bonds to The Bank of New York Mellon Trust Company, N.A., as Trustee, for authentication in temporary and/or definitive form, and in such aggregate principal amount up to $700,000,000 as the President or any Vice President and the Secretary or any Assistant Secretary of this corporation shall in their absolute discretion determine.
BE IT FURTHER RESOLVED, that the President or any Vice President and the Secretary or any Assistant Secretary of this corporation are authorized and directed for and in the name and on behalf of this corporation and under its corporate seal, to execute and to deliver to The Bank of New York Mellon Trust Company, N.A., as Trustee, the written order of this corporation for the authentication and delivery of the New Bonds pursuant to such sections of Article Two of the Trust Indenture as the officers acting may determine.
BE IT FURTHER RESOLVED, that the Secretary or any Assistant Secretary of this corporation is hereby authorized and directed to deliver to, and file with, The Bank of New York Mellon Trust Company, N.A., as Trustee, a copy of the this certificate of actions taken, certified by the Secretary or any Assistant Secretary of this corporation.
IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

/s/ George T. Tabata
George T. Tabata
Assistant Treasurer
Southern California Edison Company

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